UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020 (August 27, 2020)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 521-4052
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 27, 2020, 1847 Cabinet Inc. (“1847 Cabinet”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) among 1847 Cabinet, the Company, Kyle’s Custom Wood Shop, Inc., an Idaho corporation (“Kyle’s”), Stephen Mallatt, Jr., an individual, and Rita Mallatt, an individual (each, a “Seller,” and collectively, the “Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of the issued and outstanding capital stock of Kyle’s (the “Shares”) for an aggregate purchase price of $6,650,000, subject to adjustment as described below. The purchase price consists of (i) $4,200,000 in cash (the “Cash Portion”), (ii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 (the “Buyer Shares”), and (iii) the issuance of a vesting promissory note in the principal amount of $1,050,000. Headquartered in Boise, Idaho and founded in 1976, Kyle’s designs, builds, and installs custom cabinetry for contractors and homeowners in the Boise and surrounding area.

The purchase price is subject to a post-closing working capital adjustment provision.  Under this provision, the Sellers shall deliver to 1847 Cabinet at the closing of the acquisition an unaudited balance sheet of Kyle’s as of that date (the Preliminary Balance Sheet”). On or before the 75th day following the closing of the acquisition (the “Closing Date”), 1847 Cabinet shall deliver to the Sellers an audited balance sheet as of the closing date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the Preliminary Balance Sheet (the “Preliminary Working Capital”), 1847 Cabinet shall, within seven days, pay to the Sellers an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Sellers shall, within seven days, pay to 1847 Cabinet an amount in cash equal to such excess, provided, however, that the Sellers may, at its option, in lieu of paying such excess in cash, deliver and transfer to 1847 Cabinet a number of Buyer Shares that is equal to such excess divided by $2.00.

In addition to the post-closing working capital adjustment described above, there is a target working capital adjustment. “Net Working Capital Target” is defined in the Purchase Agreement as $154,000. At the closing, if Preliminary Working Capital exceeds the Net Working Capital Target, then the purchase price will be increased at the closing by the amount of such difference. Similarly, if the Net Working Capital Target exceeds the Preliminary Working Capital, then the purchase price will be reduced at the closing by the amount of such difference. The purchase price will also be reduced by the amount of outstanding indebtedness of Kyle’s existing as of the closing date and the deducted amount will be used to pay off any such indebtedness.

As noted above, a portion of the purchase price will be paid by the issuance of a vesting promissory note in the principal amount of $1,050,000 by 1847 Cabinet to the Sellers (the “Vesting Note”). Payment of the principal and accrued interest on the Vesting Note will be subject to vesting. The Vesting Note will bear interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and will be due and payable in full on the last day of the 36th month following the date of issuance (the “Maturity Date”). The Vesting Note will contain customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Cabinet of any of its covenants under the Purchase Agreement, the Vesting Note, or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of its representations or warranties under such documents, or (iii) the bankruptcy of 1847 Cabinet. The rights of the Sellers to receive payments under the Vesting Note are subordinate in right to certain senior indebtedness of 1847 Cabinet.

The vested principal of the Vesting Note due at the Maturity Date will be calculated each year based on the average annual consolidated EBITDA of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested CSN percentage (the “Vested CSN Percentage”). The vested principal for each year will be equal to the Vested CSN Percentage for that year multiplied by $350,000.00. To the extent that the Vested CSN Percentage for the subject year is less than 80%, no portion of the Vesting Note for that year will vest. To the extent that the Vested CSN Percentage for the subject year is equal to or greater than 120%, the vested principal will be equal to $420,000.00 for that year and no more.

For purposes of the Vesting Note, “EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with generally accepted accounting principles applied on a basis consistent with the accounting policies, practices and procedures used to prepare 1847 Cabinet’s financial statements as of the closing date, which shall include any state and federal tax credits (including any research and development tax credit) received on behalf of 1847 Cabinet and, which shall exclude (i) any management fees or transition expenses payable to the Company or any subsidiary or affiliate of the Company, and the salaries, independent contractor payments, transition expenses of any additional management personnel in addition to Sellers collectively in excess of $130,000 per annum, and (ii) all fees, charges, commissions, and expenses in any way related to the acquisition.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of Kyle’s for a period of three (3) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds an aggregate of $25,000, whereupon the Sellers will be liable for all losses relating back to the first dollar, provided that the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed the purchase price payable under the Purchase Agreement.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; 1847 Cabinet obtaining the requisite acquisition financing; and delivery of all opinions and documents required for the transfer of the Shares to 1847 Cabinet.

The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibits 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated August 27, 2020, among 1847 Cabinet Inc., 1847 Holdings LLC, Kyle’s Custom Wood Shop, Inc., and Stephen Mallatt, Jr. and Rita Mallatt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: September 2, 2020	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer